Exhibit 10


ELLIOTT REIHNER SIEDZIKOWSKI
   & EGAN, P.C.
By:   Thomas J. Elliott, Esquire               THIS IS NOT AN ARBITRATION CASE.
Mark A. Kearney, Esquire                        ASSESSMENT OF DAMAGE HEARING
      Dion G. Rassias, Esquire                        IS REQUIRED
Identification Nos. 20324/52032/49724            JURY TRIAL IS DEMANDED
Union Meeting Corporate Center
925 Harvest Drive, Suite 300
Blue Bell, PA  19422                            Attorneys for Plaintiffs
(215) 977-1000
-------------------------------------
JEWELCOR MANAGEMENT, INC.                 :     IN THE COURT OF COMMON PLEAS
100 North Wilkes-Barre Blvd.              :     OF PHILADELPHIA COUNTY
Wilkes-Barre, Pennsylvania 18702          :
                                          :     MARCH TERM, 2002
                   Plaintiff,             :     NO.
                                          :
                     v.                   :     COMMERCE DIVISION
                                          :
THISTLE GROUP HOLDINGS, CO.               :
6060 Ridge Avenue                         :
Philadelphia, PA  19128,                  :
     and                                  :
JAMES C. HELLAUER                         :
6060 Ridge Avenue                         :
Philadelphia, PA  19128,                  :
     and                                  :
JOHN F. McGILL, JR.                       :
6060 Ridge Avenue                         :
Philadelphia, PA  19128,                  :
     and                                  :
CHARLES A. MURRAY                         :
6060 Ridge Avenue                         :
Philadelphia, PA  19128,                  :
     and                                  :
ADD B. ANDERSON, JR.                      :
6060 Ridge Avenue                         :
Philadelphia, PA  19128,                  :
     and                                  :
FRANCIS E. McGILL, III                    :
6060 Ridge Avenue                         :
Philadelphia, PA  19128,                  :
     and                                  :
WILLIAM A. LAMB, SR.                      :
6060 Ridge Avenue                         :
Philadelphia, PA  19128,                  :
     And                                  :

JERRY A. NAESSENS                         :
6060 Ridge Avenue                         :
Philadelphia, PA 19128,                   :
                                          :
                   Defendants.            :
-----------------------------------       :


                        CIVIL ACTION - VERIFIED COMPLAINT

            Plaintiff Jewelcor Management, Inc., ("Plaintiff") through its undersigned counsel, Elliott Reihner Siedzikowski & Egan, P.C., demands preliminary and permanent injunctive relief and a declaratory judgment invalidating Defendants' illegal and inequitable manipulation of the date of the annual meeting of the stockholders to disenfranchise the stockholders' voting rights and impede Plaintiff's solicitation of proxies in a pending proxy fight for the election of directors to the Board of Directors of Thistle Group Holdings, Co. ("Thistle") and alleges as follows:

                                NATURE OF ACTION

      1. Plaintiff seeks preliminary and permanent injunctive relief enjoining the individual director Defendants' violation of basic fiduciary principles of corporate law, including Defendants' unlawful rescheduling of Thistle's annual meeting of the stockholders from April 17, 2002 to April 3, 2002.

      2. Defendants illegally rescheduled and expedited the annual meeting of the stockholders of Thistle. This illegal and inequitable manipulation of the meeting date imposes a substantial and irreparable hardship on Plaintiff's ability to solicit proxies and disenfranchises the stockholders' voting rights.

      3. The individual director Defendants blatantly violated their fiduciary duties to Plaintiff through their efforts to entrench themselves illegally in management and to benefit their self-interest. This conduct warrants preliminary and permanent injunctive relief against holding the annual meeting of the stockholders on April 3, 2002.

      4. Plaintiff commences this action against Defendants seeking preliminary and permanent injunctive relief and a declaratory judgment:

         (a) providing that the Defendants are enjoined from convening the annual meeting of the stockholders of Thistle on April 3, 2002; and

         (b) granting any and all equitable relief deemed necessary by this Court to ensure that the fundamental principles of corporate democracy are properly and timely enforced to the benefit of Plaintiff.

                                     PARTIES

      5. Plaintiff is a Nevada corporation with its principal place of business located at 100 North Wilkes-Barre Blvd., 4th Floor, Wilkes-Barre, PA 18702.

      6. Plaintiff, at all material times, owned shares of common stock of Thistle.

      7. Defendant Thistle Group Holdings, Co. ("Thistle") is a Pennsylvania corporation with its corporate headquarters at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128.

      8. Defendant James C. Hellauer is, based upon information and belief, a Pennsylvania resident who, at all relevant times, served and continues to serve as a director of Thistle, and who has a current place of business located at 6060 Ridge Avenue Arch Street, Philadelphia, Pennsylvania 19128.

      9. Defendant John F. McGill, Jr. is, based upon information and belief, a Pennsylvania resident who, at all relevant times, served and continues to serve as the Chairman of the Board and Chief Executive Officer of Thistle with his principal place of business at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128.

      10. Defendant Charles A. Murray is, based upon information and belief, a Pennsylvania resident who, at all relevant times, served and continues to serve as a director of Thistle, and who has a current place of business at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128.

      11. Defendant Add B. Anderson is, based upon information and belief, a Pennsylvania resident who, at all relevant times, served and continues to serve as a director of Thistle, and who has a current place of business at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128.

      12. Defendant Francis E. McGill, III is, based upon information and belief, a Pennsylvania resident who, at all relevant times, served and continues to serve as a director of Thistle, and who has a current place of business at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128.

      13. Defendant William A. Lamb is, based upon information and belief, a Pennsylvania resident who, at all relevant times, served and continued to serve as a director of Thistle, and who has a current place of business at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128.

      14. Defendant Jerry A. Naessens is, based upon information and belief, a Pennsylvania resident who, at all relevant times hereto, served and continues to serve as the Chief Financial Officer of Thistle and as a director of Thistle, and who has a current place of business at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128.

                             JURISDICTION AND VENUE

      15. This Court has jurisdiction of this action since the Defendants are, based upon information and belief, residents of the Commonwealth of Pennsylvania and the acts complained of herein occurred in the Commonwealth of Pennsylvania.

      16. Venue is proper in Philadelphia County in that many of the acts complained of herein occurred within Philadelphia County.

                        FACTUAL BACKGROUND TO ALL COUNTS

      17. On November 13, 2001, Plaintiff began purchasing shares of common stock of Thistle ("Common Stock"). At that time, Plaintiff paid $9.05 per share for the Common Stock. As of February 13, 2002, Plaintiff owned 296,752 shares of Common Stock. Currently, Plaintiff owns 330,826 shares of Common Stock and the closing market price of the stock on March 15, 2002 was $11.99.

      18. By letter dated February 13, 2002, Plaintiff notified Thistle that it was nominating Seymour Holtzman, James A. Mitarotonda and Alfred I. Fiergang for election to the Thistle Board of Directors at the next annual meeting of the stockholders to be held in 2002 (the "2002 Annual Meeting"). Thistle received this letter on February 14, 2002.

      19. Plaintiff, together with two other stockholders of Thistle, formed a Committee to Maximize Shareholder Value (the "Committee"). The Committee retained D.F. King &Co., Inc. ("King") to assist the Committee in the solicitation of proxies in connection with the election of directors at the 2002 Annual Meeting.

      20. On February 15, 2002, Thistle filed its preliminary proxy statement with the Securities and Exchange Commission and Thomas A. Long ("Long"), a shareholder in and an Executive Vice President of King, contacted ADP Proxy Solicitation Services ("ADP") to ascertain the record date and meeting date for the 2002 Annual Meeting and to learn the quantities of proxy soliciting material needed for the upcoming solicitation. ADP handles the proxy mailing and tabulations for well over 90% of the banks and brokers holding Thistle common stock. Though this conversation, Long was advised that the Thistle record date had been set for March 4, 2002 and that Thistle's 2002 Annual Meeting had been set for April 17, 2002. This is the usual method that King uses in obtaining the annual meeting date for a contested situation. (See Affidavit of Thomas Long, Exhibit "A" attached hereto).

      21. The annual meeting date of April 17, 2002 was consistent with last year's annual meeting date of April 18, 2001.

      22. The date set for a company's annual meeting is the most important date utilized in scheduling actions to be taken in connection with a proxy solicitation. For example, the date of the annual meeting is critical for purposes of scheduling the date to file a preliminary proxy statement with the Securities Exchange Commission ("SEC"), the printing of the proxy materials, and most importantly the date on which to mail solicitation material to ADP and other banks and brokers thereby commencing the proxy solicitation. In determining the mailing date of the proxy materials, a proxy solicitation firm must consider the time required to prepare the mailing, including the time it takes ADP to process and mail the proxy materials to the beneficial owners of the stock and the time it takes stockholders to review and return their proxy cards. The key word here is time; since preparation, mailing and timely review of all proxy materials relating to an annual meeting takes a substantial time to complete. The changing of the 2002 Annual Meeting date to April 3, 2002 significantly handicaps the Committee's efforts to properly solicit stockholders. (See Exhibit "A" attached hereto).

      23. On March 13, 2002, after reviewing Thistle's Definitive Proxy Statement filed with the SEC, Long directed an individual in his office to call ADP. This individual spoke with Damian Rodriguez at ADP and was informed that Georgeson Shareholder Communications, Inc. ("Georgeson") advised ADP that the date of Thistle's 2002 Annual Meeting had been moved to April 3, 2002, substantially compressing the solicitation period by two weeks. Georgeson is the proxy solicitation firm retained by Thistle in connection with the 2002 Annual Meeting. Based on the April 17, 2002 date set for the Annual Meeting, Long informed the Committee that its preliminary proxy statement must be filed with the SEC not later than March 7, 2002 (typically, the SEC has 10 days to comment on the document and then the client must respond to the SEC). Based upon this original time line, this would allow sufficient time for a first mailing on Thursday or Friday March 21 or March 22. This mailing date would allow reasonable time to communicate with stockholders and send a second communication to stockholders. (See Exhibit "A" attached hereto). It is typical to send a second mailing to the stockholder (and sometimes even a third mailing) in a proxy contest.

      24. The Committee's Preliminary Proxy Statement, which was filed with the SEC on March 5, 2002, cannot become effective until after SEC review. As of March 15, 2002, the SEC had not completed such review. After the Committee receives approval from the SEC with regard to its Preliminary Proxy Statement, it will take at least one (1) day to print the Definitive Proxy Statements, proxy cards, outgoing and return envelopes and stockholder letter and another day to deliver the Committee's proxy materials to ADP. Generally, it takes ADP three (3) to five (5) business days to process and deliver to the post office the proxy materials for forwarding to the beneficial owners of the stock. It typically takes three (3) to four (4) business days before the beneficial owners receive the proxy materials from ADP, at least four (4) to six (6) days, if not more, to review the materials and mail the proxy cards back to ADP, and three
(3) to four (4) days before the proxy cards are received by ADP. Then, it can take another day for ADP to process the proxy cards. In this case, the significant religious holidays of Passover, Good Friday and Easter fall within this time period, a period during which religious observances and family vacations take stockholders away from their homes and offices to which the proxies are sent and will distract stockholders from timely and thorough consideration of proxy materials. In this case, an additional 3 days are required by Passover, Good Friday and the Easter weekend. Therefore, additional time is required for the proxy solicitation firm to insure that stockholders can reasonably review proxy materials and return proxy cards. (See Exhibit "A" attached hereto).

      25. In determining what actions the Committee would take in connection with this proxy solicitation, it was decided that the Committee would conduct a second mailing to the stockholders of Thistle after the initial mailing of the Definitive Proxy Statement. However, because of the revised meeting date many stockholders will have insufficient time to review and respond to the Committee's first mailing, and a second mailing is totally precluded if the Annual Meeting is held on April 3, 2002. To the contrary, Thistle will clearly have adequate time to conduct a second mailing, all to its significant advantage, if it chooses to do so. (See Exhibit "A" attached hereto).

      26. On March 1, 2002, Plaintiff submitted a written request to Thistle to inspect certain books and records of Thistle and to make copies or extracts therefrom. This request primarily related to Thistle's list of stockholders and list of brokers. Plaintiff was first given an opportunity to inspect these materials on Friday, March 15, 2002 in Philadelphia, PA.

      27. In addition to advancing the 2002 Annual Meeting date, on or about February 20, 2002, which was less than one week after Thistle received Plaintiff's letter nominating three individuals to Thistle's Board of Directors, Thistle's Board of Directors amended the Bylaws of the company to impose onerous qualification requirements on members of the Board. The Amended Bylaws were not made public until after the close of business on March 12, 2002, when Thistle filed its 10K with the SEC. In particular, the Amended Bylaws require each director to reside in a county, city or town within the Commonwealth of Pennsylvania which is no more than twenty five (25) miles in distance from the main branch or nearest branch office location of the company's wholly owned subsidiary, Roxborough Manayunk Bank. In addition, these Amended Bylaws require each director to own at least 5000 shares of Common Stock and precludes any person who is a management official of another depository institution or depository holding company from being eligible to serve on the Board of Directors. These restrictions would prevent all of Plaintiff's nominees from being eligible to serve on the Board. Although Thistle's counsel has advised Plaintiff that Thistle will not enforce these new restrictive qualifications against Plaintiff's nominees at this annual meeting, these new unreasonably restrictive qualifications are invalid and will be challenged by Plaintiff. The bottom line is that these self-serving amendments would prevent Plaintiff's nominees from being eligible to serve on the Board of Directors next year if they are not elected at the 2002 Annual Meeting and unreasonably limit Plaintiff's ability to nominate directors in the future. The rescheduling of the 2002 Annual Meeting and the amending of the bylaws are clearly efforts by the current Board of Directors to maintain control of Thistle.

      28. The individual Defendants breached their fiduciary duties of loyalty to Thistle's stockholders by promoting their self-interests to the detriment of the interests of the stockholders.

      29. Defendants have intentionally and with malice rescheduled the 2002 Annual Meeting with the intention of electing a hand-picked slate of directors, and failed to give Plaintiff adequate time to solicit proxies for its director nominees.

      30. Defendants' misconduct must be preliminarily and permanently enjoined to allow Plaintiff sufficient time to solicit proxies and to allow all stockholders of Thistle the right to elect the directors of their choice. Unless Plaintiff obtains injunctive relief, the meeting will likely be over before the Committee's proxy cards are returned to ADP.

                                     COUNT I

                              DECLARATORY JUDGMENT

      31. Plaintiff incorporates by reference the foregoing paragraphs as if fully set forth herein.

      32. As set forth in detail above, the individual Defendants have illegally rescheduled the 2002 Annual Meeting of Thistle to April 3, 2002.

      33. As set forth in detail above, as a direct, proximate and certain result of the Defendants' illegal and inequitable misconducts, Plaintiff has been irreparably injured.

      WHEREFORE, Plaintiff respectfully requests that this Court enter judgment declaring that the notice of stockholders meeting for April 3, 2002 is null and void; preliminarily and permanently enjoining the 2002 Annual Meeting until further Order of this Court; awarding Plaintiff the cost and disbursements of this action, including reasonable attorneys' fees; and, granting such other and further relief as this Court may deem just and proper.

                                    COUNT II

             BREACH OF FIDUCIARY DUTY AGAINST INDIVIDUAL DEFENDANTS

      34. Plaintiff incorporates by reference the foregoing paragraphs as if fully set forth herein.

      35. The named defendants as officers and directors of Thistle, owe fiduciary duties of loyalty, care and good faith to Plaintiff, and other stockholders of Thistle.

      36. The individual Defendants knowingly violated their fiduciary duties of loyalty.

      37. As set forth in detail above, individual Defendants have breached their fiduciary duties of loyalty to the Plaintiff by expediting the 2002 Annual Meeting from April 17, 2002 to April 3, 2002.

      38. The individual Defendants have acted in their own self-interest and to further their selfish, individual, financial, economic and positional rewards and emoluments to the detriment of the Plaintiff.

      39. The individual Defendants have violated their fiduciary duty of loyalty to the Plaintiff by effectively disenfranchising the Thistle stockholders' right to vote and impeding the Plaintiff's rights in corporate democracy.

      40. The individual Defendants' breaches of their fiduciary duties state a clear right to relief.

      41. Absent preliminary and permanent injunctive relief, individual Defendants will continue to breach their fiduciary duties owed to the Plaintiff to benefit themselves in the corporate offices and to disenfranchise the Thistle stockholders' voting rights and impede Plaintiff's solicitation of proxies, all to Plaintiff's irreparable harm.

      42. Plaintiff has no adequate remedy at law. WHEREFORE, Plaintiff demands judgment on Count II in its favor in the nature of a preliminary and permanent injunction enjoining a meeting of the Bank's stockholders scheduled for April 3, 2002 as violative of the directors' fiduciary duties to the Plaintiff; awarding Plaintiff the costs and disbursements in this action, including reasonable attorneys' fees; and granting such other and further relief as this Court may deem just and proper.


 OF COUNSEL:
                                          ___________________________
ELLIOTT REIHNER SIEDZIKOWSKI              THOMAS J. ELLIOTT
 & EGAN, P.C.                             MARK A. KEARNEY
                                          DION G. RASSIAS
                                          ROGER J. HARRINGTON
                                          Union Meeting  Corporate Center V
                                          925 Harvest Drive
                                          Blue Bell, PA  19422
                                         (215) 977-1000

Dated:  March 19, 2002

                             CERTIFICATE OF SERVICE


           I, Thomas J. Elliott, hereby certify that a true and correct copy of the within was served by hand delivery to the following on March 19, 2002:


THISTLE GROUP HOLDINGS, CO.
6060 Ridge Avenue
Philadelphia, PA  19128

JAMES C. HELLAUER
6060 Ridge Avenue
Philadelphia, PA  19128

JOHN F. McGILL, JR.
6060 Ridge Avenue
Philadelphia, PA  19128

CHARLES A. MURRAY
6060 Ridge Avenue
Philadelphia, PA  19128

ADD B. ANDERSON, JR.
6060 Ridge Avenue
Philadelphia, PA  19128

FRANCIS E. McGILL, III
6060 Ridge Avenue
Philadelphia, PA  19128

WILLIAM A. LAMB, SR.
6060 Ridge Avenue
Philadelphia, PA  19128

JERRY A. NAESSENS
6060 Ridge Avenue
Philadelphia, PA 19128

ELLIOTT REIHNER SIEDZIKOWSKI              THOMAS J. ELLIOTT
 & EGAN, P.C.                             Union Meeting Corporate Center V
                                          925 Harvest Drive
                                          Blue Bell, PA  19422
                                          (215) 977-1000

                                  VERIFICATION


         I, Seymour Holtzman, hereby verify that I am the CEO of the Plaintiff in the above matter and that the statements made in the foregoing Verified Complaint are true and correct to the best of my knowledge, information and belief and I understand that the statements in the foregoing are made subject to the penalties for unsworn falsification to authorities set forth in 18 Pa.C.S. ss. 4904.


                                          _________________________________
                                          Seymour Holtzman


Dated:  March 18, 2002